Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Frank Constantinople – Senior Vice President, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Host Investor and Analyst Event on April 12, 2012

Stamford, CT. April 3, 2012 — Aircastle Limited (NYSE:AYR) today announced that it will host an investor and analyst meeting on April 12, 2012 at 12:00 P.M. Eastern Time in New York.

A live webcast of the presentation and slides will be available to the public on the Investors section of Aircastle’s website at www.aircastle.com. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website.

About Aircastle Limited

Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to customers throughout the world. As of December 31, 2011, Aircastle’s aircraft portfolio consisted of 144 aircraft and had 65 lessees located in 36 countries.

For more information on Aircastle, please visit www.aircastle.com.